Exhibit 3(i)

	E-Filed	Colorado Secretary of State
Date and Time: 02/15/2011 09:36 AM
Document must be filed electronically.		ID Number: 20051174353
Paper documents will not be accepted.
Document processing fee	$25.00	Document number: 20111090773
Fees & forms/cover sheets are subject to change.		Amount Paid: $25.00
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-11O-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		20051174353

1.	Entity name:	Hunt Global Resources, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2.	New Entity name:
(if applicable)

3.

Use of Restricted Words (if any of these terms are contained in an entity name, true “bank” or “trust” or any derivative thereof name of an entity, trade name or trademark “credit union” “savings and loan” stated in this document, mark the applicable “insurance”, “casualty”, “mutual”, or “surety” box):

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box: [X]

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.  This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_PC                                                      Page 1 of 2 Rev.                                       5/01/2010

8.	Name(s) and address(es) of the individual( s) causing the document to be delivered for filing:	Sharp	George	T
(Last)	(First)	(Middle)	(Suffix)

10001 Woodloch Forest Drive
(Street name and number or Post Office information)

Suite 325

The Woodlands	TX	777380
(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [   ] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMD_PC                                                      Page 1 of 2 Rev.                                       5/01/2010

Attachment 1

AMENDED CERTIFICATE OF DESIGNATION OF

CLASS A CONVERTIBLE PREFERRED STOCK

OF

HUNT GLOBAL RESOURCES, INC.

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is Hunt Global Resources, Inc., a Colorado corporation.

2. The Certificate of Incorporation of the Company and Amendments thereto authorizes the issuance of shares of Preferred Stock, no par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class A Convertible issue of Preferred Stock:

RESOLVED, that Three Hundred Twenty-Five Thousand (325,000) of the One Million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated Class A Convertible Preferred Stock, no par value per share, and shall possess the rights and preferences set forth below:

Section 1. Designation and Amount. The shares of the series of Preferred Stock hereby and herein created shall have no par value per share and shall be designated as Class A Convertible Preferred Stock (the "Class A Convertible Preferred Stock") and the number of shares constituting the Class A Convertible Preferred Stock shall be Three Hundred Twenty-Five Thousand (325,000).

Section 2. Rank. The Class A Convertible Preferred Stock shall rank: (i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Company; (ii) prior to all of the Company's Common Stock, no par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Class A Convertible Preferred Stock of whatever subdivision (collectively, with the Common Stock and all existing Preferred Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Class A Convertible Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions"). The Class A Convertible Preferred Stock shall have a deemed purchase price and stated value of Ten United States Dollars ($10.00) per share.

Section 3. Dividends. The Class A Convertible Preferred Stock shall bear no dividends.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class A Convertible Preferred Stock (each a “Holder” and collectively the “Holders”) shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to $10.00 per share.  If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Class A Convertible Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class A Convertible Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Class A Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

(b) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

Section 5. Conversion. The record Holders of the Class A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. On and after date hereof, each record Holder of Class A Convertible Preferred Stock shall be entitled (at the times and in the amounts set forth below), at the office of the Company or any transfer agent for the Class A Convertible Preferred Stock designated by the Company to the Holders in writing (the "Transfer Agent"), to convert Class A Convertible Preferred Stock in whole or in part into Common Stock (in multiples of one (1) share of Class A Convertible Preferred Stock) as follows:

Subject to the common stock of the company having traded at an average price of $3.00 for ten consecutive trading days, the Holders of the Class A Convertible Preferred Stock shall, have the right to convert each of their shares of Class A Convertible Preferred Stock for which a conversion is elected into 208 shares of Common Stock of the Company or after a period of Twelve Months (12) from the date of issue, whichever occurs first.

(b) Mechanics of Conversion. In order to convert Class A Convertible Preferred Stock into full shares of Common Stock, the Holder shall (i) fax or deliver via electronic mail, on or prior to 11:59 p.m., Houston, Texas time (the “Conversion Notice Deadline”) on the date of conversion (the “Conversion Date”), a copy of the fully executed notice of conversion, substantially in the form shown on Exhibit A hereto ("Notice of Conversion") to the Company at the office of the Company or the Transfer Agent stating that the Holder elects to convert Class A Convertible Preferred Stock into Common Stock, which Notice of Conversion shall specify the date of conversion, the number of shares of Class A Convertible Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) once converted in full (but not otherwise unless specifically requested by the Company from time to time), surrender to a common courier for delivery to the office of the Company or the Transfer Agent, the original certificate(s) representing the Class A Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed for transfer; unless the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by the Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile or email, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue to the Holder the number of shares of Common Stock that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder’s Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Accountant’s calculation shall be deemed conclusive absent manifest error.

(i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Class A Convertible Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Class A Convertible Preferred Stock into Common Stock.

(ii) Delivery of Common Stock Upon Conversion. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the third (3rd) business day (the “Deadline”) after receipt by the Company or the Transfer Agent of a facsimile copy of a Notice of Conversion and receipt by Company or the Transfer Agent from the Holder of all necessary documentation duly executed and in proper form required for conversion as stated in this Section 5, issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. In lieu of delivering physical certificates representing Common Stock to be received by a Holder upon conversion of Class A Convertible Preferred Stock, the Company may, if the said Common Stock is not restricted from transfer and does not contain a restrictive legend, utilize the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and/or the DWAC system to electronically credit the account of the Holder’s prime broker with DTC for the number of shares of Common Stock to be received upon such conversion.

In any event, delivery to each Holder of Common Stock upon a properly submitted conversion of Class A Convertible Preferred Stock shall be made within three (3) business days after the Conversion Date. Without limiting a Holder’s other rights at law or in equity, should delivery be later than three (3) business days after the Conversion Date, the Holder shall have the right to either (1) rescind the conversion by facsimile notice to the Company; (2) by giving a new Notice of Conversion, adjust the conversion price and the amount of dividends accrued and unpaid, in which case the Company shall process the conversion as if the latter notice were the original notice; or (3) accept the late delivery. The Holders shall also be entitled to the equitable remedy of specific performance to enforce the delivery requirements upon conversion of Class A Convertible Preferred Stock.

(iii) No Fractional Shares. If any conversion of the Class A Convertible Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be rounded to the nearest whole share.

(iv) Date of Conversion. The date on which conversion occurs (the “Conversion Date") shall be deemed to be the date set forth in such Notice of Conversion, provided that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., Houston, Texas time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available or make provision to increase, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class A Convertible Preferred Stock into Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Adjustment to Conversion Rate.

(i) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Class A Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Class A Convertible Preferred Stock shall thereafter have the right to receive upon conversion of Class A Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (“New Assets”) which the Holder would have been entitled to receive in such transaction had the Class A Convertible Preferred Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of Common Stock issuable or New Assets deliverable upon conversion of the Class A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

(iii) No Fractional Shares. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole share.

(e) Conversion Limitations. Notwithstanding anything to the contrary set forth herein, in no event shall any Holder be entitled to convert Class A Convertible Preferred Stock in excess of such portion of the stated value of the Class A Convertible Preferred Stock that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of Common Stock following such conversion. For purposes of the foregoing provision, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon the specific conversion of the Class A Convertible Preferred Stock with respect to which the determination of such proviso is made. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The limitations of this Section 5(e) shall no longer apply, and the Holder may convert its Class A Convertible Preferred Stock irrespective of the Holder’s beneficial ownership of Common Stock, should any of the following events occur: (1) the Company shall either become insolvent, admit in writing its inability to pay its debts generally or as they come due, make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a material part of its property or business; or (2) a trustee, liquidator or receiver shall be appointed for the Company or for a material portion of its property or business without the Company’s consent and such appointment is not discharged within sixty (60) days thereafter; or (3) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or a substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or (4) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company by any answer, action or omission to act approve of, or default in, answering a petition filed in, such proceeding.

Section 6. The Company shall have no right of redemption.

Section 7. Voting Rights. The record Holders of the Class A Convertible Preferred Stock shall have the right to vote on any matter with holders of Common Stock or any vote required to approve any action, which Colorado law provides may or must be approved by vote or consent of the holders of other series of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any. At any such vote, 1 share of the Class A Convertible Preferred Stock will be equal to 208 votes of the Company’s common stock.

The record Holders of the Class A Convertible Preferred Stock shall be entitled to the same notice of any regular or special meeting of the shareholders of the Company as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings.

Section 8. Protective Provision. So long as shares of Class A Convertible Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Colorado Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Class A Convertible Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

(a) alter or change the rights, preferences or privileges of the Class A Convertible Preferred Stock so as to affect adversely the Class A Convertible Preferred Stock.

(b) create any new class or series of stock having a preference over the Class A Convertible Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Class A Convertible Preferred Stock.

In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Class A Convertible Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Class A Convertible Preferred Stock, pursuant to subsection (a) above, so as to affect the Class A Convertible Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Class A Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Class A Convertible Preferred Stock.

Section 9. Status of Converted Stock. In the event any shares of Class A Convertible Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Class A Convertible Preferred Stock.

Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Class A Convertible Preferred Stock.

Section 11. Limited Preemptive Right: For any equity or equity linked private financing consummated within 12 months after the Closing, the Holders of the Series A Convertible Preferred Shares shall have a pro-rata right to purchase all or part of the private financing. The Holders shall have ten (10) trading days to respond in writing to a signed and accepted term sheet by the Company. A carve out of this provision will be granted to the Issuer for the issuance of stock for situations involving strategic partnerships, acquisition candidates and public offerings.

EXHIBIT A

NOTICE OF CONVERSION

To be Executed by the Holder of the Class A Convertible Preferred Stock if such Holder

Desires to Convert the Class A Convertible Preferred Stock in Whole or in Part:

To: Hunt Global Resources, Inc. (the "Company")

The undersigned                                                  (Social Security number                             or taxpayer identification number of Holder:                                             ) hereby irrevocably elects to exercise the right of purchase represented by this Certificate of Class A Convertible Preferred Stock for, and to convert thereunder,                                shares of the Common Stock (the "Common Stock") provided for therein and tenders herewith to the Company the amount of                                     shares of Class A Convertible Preferred Stock, such tender being made as provided on the face of this Certificate.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Certificate for the balance remaining of the shares of Common Stock purchasable under these be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature

Note: The signature on this Conversion Notice must correspond with the name as written upon the face of the Preferred Stock Certificates in every particular, without alteration or enlargement or any change whatever.

Attachment 2

AMENDED CERTIFICATE OF DESIGNATION OF

CLASS B CONVERTIBLE PREFERRED STOCK

OF

HUNT GLOBAL RESOURCES, INC.

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is Hunt Global Resources, Inc. a Colorado corporation.

2. The Certificate of Incorporation of the Company and Amendments thereto authorizes the issuance of shares of Preferred Stock, no par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class B Convertible issue of Preferred Stock:

RESOLVED, that Three Hundred Twenty-Five Thousand (325,000) of the One Million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated Class B Convertible Preferred Stock, no par value per share, and shall possess the rights and preferences set forth below:

Section 1. Designation and Amount. The shares of the series of Preferred Stock hereby and herein created shall have no par value per share and shall be designated as Class B Convertible Preferred Stock (the "Class B Convertible Preferred Stock") and the number of shares constituting the Class B Convertible Preferred Stock shall be Three Hundred Twenty-Five Thousand (325,000). The Class B Convertible Preferred Stock shall have a deemed purchase price and stated value of Ten United States Dollars ($10.00) per share.

Section 2. Rank. The Class B Convertible Preferred Stock shall rank: (i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Company; except Class A Convertible Preferred Stock (ii) prior to all of the Company's Common Stock, no par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Class B Convertible Preferred Stock of whatever subdivision (collectively, with the Common Stock and all existing Preferred Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Class B Convertible Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

Section 3. Dividends. The Class B Convertible Preferred Stock shall bear dividends of $.56 per share per fiscal quarterly basis to be paid beginning on January 1, 2011 and on the first day of each quarter thereafter. The dividend is cumulative. The dividend shall be paid only out of funds legally available for such purpose.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class B Convertible Preferred Stock (each a “Holder” and collectively the “Holders”) shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to $10.00per share. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Class B Convertible Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class B Convertible Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Class B Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

(b) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

Section 5. Conversion. The record Holders of the Class B Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. On and after date hereof, each record Holder of Class B Convertible Preferred Stock shall be entitled (at the times and in the amounts set forth below), at the office of the Company or any transfer agent for the Class B Convertible Preferred Stock designated by the Company to the Holders in writing (the "Transfer Agent"), to convert Class B Convertible Preferred Stock in whole or in part into Common Stock (in multiples of one (1) share of Class B Convertible Preferred Stock) as follows:

Subject to the common stock of the company having traded at an average price of $7.00 for ten consecutive trading days or twenty four months after date hereof, whichever is earlier, the Holders of the Class B Convertible Preferred Stock shall, have the right to convert each of their shares of Class B Convertible Preferred Stock for which a conversion is elected into 248 shares of Common Stock of the Company.

(b) Mechanics of Conversion. In order to convert Class B Convertible Preferred Stock into full shares of Common Stock, the Holder shall (i) fax or deliver via electronic mail, on or prior to 11:59 p.m., Houston, Texas time (the “Conversion Notice Deadline”) on the date of conversion (the “Conversion Date”), a copy of the fully executed notice of conversion, substantially in the form shown on Exhibit A hereto ("Notice of Conversion") to the Company at the office of the Company or the Transfer Agent stating that the Holder elects to convert Class B Convertible Preferred Stock into Common Stock, which Notice of Conversion shall specify the date of conversion, the number of shares of Class B Convertible Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) once converted in full (but not otherwise unless specifically requested by the Company from time to time), surrender to a common courier for delivery to the office of the Company or the Transfer Agent, the original certificate(s) representing the Class B Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed for transfer; unless the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by the Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile or email, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue to the Holder the number of shares of Common Stock that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder’s Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Accountant’s calculation shall be deemed conclusive absent manifest error.

(i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing shares of Class B Convertible Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Class B Convertible Preferred Stock into Common Stock.

(ii) Delivery of Common Stock Upon Conversion. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the third (3rd) business day (the “Deadline”) after receipt by the Company or the Transfer Agent of a facsimile copy of a Notice of Conversion and receipt by Company or the Transfer Agent from the Holder of all necessary documentation duly executed and in proper form required for conversion as stated in this Section 5, issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. In lieu of delivering physical certificates representing Common Stock to be received by a Holder upon conversion of Class B Convertible Preferred Stock, the Company may, if the said Common Stock is not restricted from transfer and does not contain a restrictive legend, utilize the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and/or the DWAC system to electronically credit the account of the Holder’s prime broker with DTC for the number of shares of Common Stock to be received upon such conversion.

In any event, delivery to each Holder of Common Stock upon a properly submitted conversion of Class B Convertible Preferred Stock shall be made within three (3) business days after the Conversion Date. Without limiting a Holder’s other rights at law or in equity, should delivery be later than three (3) business days after the Conversion Date, the Holder shall have the right to either (1) rescind the conversion by facsimile notice to the Company; (2) by giving a new Notice of Conversion, adjust the conversion price and the amount of dividends accrued and unpaid, in which case the Company shall process the conversion as if the latter notice were the original notice; or (3) accept the late delivery. The Holders shall also be entitled to the equitable remedy of specific performance to enforce the delivery requirements upon conversion of Class B Convertible Preferred Stock.

(iii) No Fractional Shares. If any conversion of the Class B Convertible Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be rounded to the nearest whole share.

(iv) Date of Conversion. The date on which conversion occurs (the “Conversion Date") shall be deemed to be the date set forth in such Notice of Conversion, provided that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., Houston, Texas time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available or make provision to increase, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class B Convertible Preferred Stock into Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Adjustment to Conversion Rate.

(i) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Class B Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Class B Convertible Preferred Stock shall thereafter have the right to receive upon conversion of Class B Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (“New Assets”) which the Holder would have been entitled to receive in such transaction had the Class B Convertible Preferred Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class B Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of Common Stock issuable or New Assets deliverable upon conversion of the Class B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

(iii) No Fractional Shares. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole share.

(e) Conversion Limitations. Notwithstanding anything to the contrary set forth herein, in no event shall any Holder be entitled to convert Class B Convertible Preferred Stock in excess of such portion of the stated value of the Class B Convertible Preferred Stock that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of Common Stock following such conversion. For purposes of the foregoing provision, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon the specific conversion of the Class B Convertible Preferred Stock with respect to which the determination of such proviso is made. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The limitations of this Section 5(e) shall no longer apply, and the Holder may convert its Class B Convertible Preferred Stock irrespective of the Holder’s beneficial ownership of Common Stock, should any of the following events occur: (1) the Company shall either become insolvent, admit in writing its inability to pay its debts generally or as they come due, make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a material part of its property or business; or (2) a trustee, liquidator or receiver shall be appointed for the Company or for a material portion of its property or business without the Company’s consent and such appointment is not discharged within sixty (60) days thereafter; or (3) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or a substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or (4) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company by any answer, action or omission to act approve of, or default in, answering a petition filed in, such proceeding.

Section 6. The Company shall have no right of redemption.

Section 7. Voting Rights. The record Holders of the Class B Convertible Preferred Stock shall have the right to vote on any matter with holders of Common Stock or any vote required to approve any action, which Colorado law provides may or must be approved by vote or consent of the holders of other series of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any. At any such vote, 1 share of the Class B Convertible Preferred Stock will be equal to 248 votes of the Company’s common stock.

The record Holders of the Class B Convertible Preferred Stock shall be entitled to the same notice of any regular or special meeting of the shareholders of the Company as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings.

Section 8. Protective Provision. So long as shares of Class B Convertible Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Colorado Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Class B Convertible Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

(a) alter or change the rights, preferences or privileges of the Class B Convertible Preferred Stock so as to affect adversely the Class B Convertible Preferred Stock.

(b) create any new class or series of stock having a preference over the Class B Convertible Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Class B Convertible Preferred Stock.

In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Class B Convertible Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Class B Convertible Preferred Stock, pursuant to subsection (a) above, so as to affect the Class B Convertible Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Class B Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Class B Convertible Preferred Stock.

Section 9. Status of Converted Stock. In the event any shares of Class B Convertible Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Class B Convertible Preferred Stock.

Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Class B Convertible Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

To be Executed by the Holder of the Class B Convertible Preferred Stock if such Holder

Desires to Convert the Class B Convertible Preferred Stock in Whole or in Part:

To: Hunt Global Resources, Inc. (the "Company")

The undersigned                                                        (Social Security number                             or taxpayer identification number of Holder:                            ) hereby irrevocably elects to exercise the right of purchase represented by this Certificate of Class B Convertible Preferred Stock for, and to convert thereunder,                             shares of the Common Stock (the "Common Stock") provided for therein and tenders herewith to the Company the amount of                             shares of Class B Convertible Preferred Stock, such tender being made as provided on the face of this Certificate.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Certificate for the balance remaining of the shares of Common Stock purchasable under these be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

 Signature

Note: The signature on this Conversion Notice must correspond with the name as written upon the face of the Preferred Stock Certificates in every particular, without alteration or enlargement or any change whatever.